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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76527, 333-59825, 333-66331) pertaining to the Employees' Stock
Option Plan of BindView Development Corporation, of our report dated February 25, 1999, except for note 14 as to which the date is March 1, 1999, with respect to the consolidated financial statements of Netect Ltd. included in this Current Report (Form 8-K) of BindView Development Corporation.

/s/ KOST, FORER and GABBAY
Certified Public Accountants (Israel)
A Member of Ernst & Young International
Tel-Aviv, Israel
April 30, 1999